FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE
ACT OF 1934

Newcastle Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	81-0559116 (IRS Employer Identification No.)
1345 Avenue of the Americas, New York, NY (Address of principal executive offices)	10105 (zip code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series D Cumulative Redeemable Preferred Stock	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-140840

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, $0.01 par value per share, which are to be registered under this registration statement, is contained under the caption "Description of Series D Preferred Stock" in the Preliminary Prospectus Supplement, dated March 7, 2007, to the Prospectus, dated February 22, 2007, constituting a part of the automatic shelf registration statement on Form S-3 (File No. 333-140840) of Newcastle Investment Corp., filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The description and the related information contained under the caption "Description of Capital Stock -- Preferred Stock" in the Prospectus, dated February 22, 2007, is incorporated by reference into this registration statement, and any description included in a form of prospectus supplement subsequently filed by Newcastle Investment Corp. under Rule 424(b) under the Securities Act relating to the 8.375% Series D Cumulative Redeemable Preferred Stock will be deemed to be incorporated by reference into this registration statement.

Item 2.	Exhibits

A list of exhibits filed herewith is contained in the Exhibit Index following the signature page hereto and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEWCASTLE INVESTMENT CORP. (Registrant)

By: /s/ DEBRA A. HESS
Date: March 12, 2007	Name: Debra A. Hess
Title: Chief Financial Officer

Exhibit Index

3.1	Articles Supplementary defining the rights of holders of the 8.375% Series D Cumulative Redeemable Preferred Stock.

4.1	Form of Certificate for the 8.375% Series D Cumulative Redeemable Preferred Stock.